As filed with the Securities and Exchange Commission on September 12, 1997.
                                                       Registration No. 33-27609




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              MAXXIM MEDICAL, INC.
             (Exact name of registrant as specified in its charter)


                      TEXAS                            76-0291634
         (State or other jurisdiction of            (I.R.S. Employer
          incorporation or organization)           Identification No.)

   10300 49TH STREET NORTH, CLEARWATER, FLORIDA           33762
      (Address Principal Executive Offices)             (Zip Code)




                         1995 EMPLOYEE STOCK OPTION PLAN
                         1997 EMPLOYEE STOCK OPTION PLAN
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                      SENIOR MANAGEMENT STOCK PURCHASE PLAN
                            (Full title of the plan)

                               KENNETH W. DAVIDSON
                                    PRESIDENT
                             10300 49TH STREET NORTH
                            CLEARWATER, FLORIDA 33762
                     (Name and address of agent for service)

                                 (713) 240-5588
          (Telephone number, including area code, of agent for service)

                                    COPY TO:

                                 RITA J. LEADER
                       BOYER, EWING & HARRIS INCORPORATED
                         NINE GREENWAY PLAZA, SUITE 3100
                              HOUSTON, TEXAS 77046
                                 (713) 871-2025

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       EXHIBIT NO.                  EXHIBIT TITLE
          4.7     --Amendment No. 1 to 1995 Employee Stock Option Plan

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT TO ITS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THERETO DULY AUTHORIZED, IN THE CITY OF CLEARWATER, STATE OF FLORIDA, ON SEPTEMBER 12, 1997.

                                   MAXXIM MEDICAL, INC.



                                   By:/s/ KENNETH W. DAVIDSON
                                          Kenneth W. Davidson, Chairman of the
                                          Board, President and Chief Executive
                                          Officer


                                   SIGNATURES

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS POST-EFFECTIVE AMENDMENT TO ITS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

        SIGNATURES                  TITLES                          DATE


/s/ Kenneth W. Davidson    Chairman of the Board of           September 12, 1997
   (KENNETH W. DAVIDSON)   Directors,President and Chief
                           Executive Officer
                           (principal executive officer)

/s/ Peter M.Graham         Executive Vice President,          September 12, 1997
    (PETER M. GRAHAM)      Secretary, Treasurer, and Chief
                           Operating Officer
                           (principal financial officer)

/s/ Alan S. Blazei         Vice President - Controller        September 12, 1997
   (ALAN S. BLAZEI)        (principal accounting officer)

*/s/ Donald R. DePriest        Director                       September 12, 1997
    (DONALD R. DEPRIEST)

*/s/ Peter G. Dorflinger       Director                       September 12, 1997
    (PETER G. DORFLINGER)

*/s/ Martin Grabois, M.D.      Director                       September 12, 1997
    (MARTIN GRABOIS, M.D.)

*/s/ Ernest J. Henley, PhD.    Director                       September 12, 1997
    (ERNEST J. HENLEY, PH.D.)

*/s/ Richard O. Martin         Director                       September 12, 1997
    (RICHARD O. MARTIN, PH.D.)

*/s/ Henk R. Wafelman          Director                       September 12, 1997
    (HENK R. WAFELMAN)


      A power of attorney authorizing Kenneth W. Davidson to execute amendments to this Registration Statement on behalf of the above named directors was included in the Registration Statement as originally filed by the Registrant with the Commission on May 22, 1997.

*By:     /s/ KENNETH W. DAVIDSON
            (Kenneth W. Davidson
              Attorney-in-Fact)

                                                                     EXHIBIT 4.7

                              MAXXIM MEDICAL, INC.
                               AMENDMENT NO. 1 TO
                         1995 EMPLOYEE STOCK OPTION PLAN

      This Amendment No. 1 to the 1995 Employee Stock Option Plan (the "Plan") is adopted by the Board of Directors of Maxxim Medical, Inc., a Texas corporation (the "Company"), effective the 4th day of November, 1996 (the "Adoption Date").

                              W I T N E S S E T H:

      WHEREAS, the number of shares reserved for issuance under the Plan is currently insufficient to allow the Stock Option Committee of the Plan (the ACommittee@) to grant options under the Plan to the employees and in the amounts it deems desirable and in the best interests of the Company; and

      WHEREAS, the Committee believes that allowing certain employees to obtain options to purchase shares of Common stock under the Plan at this time is beneficial to the continued success of the Company;

      NOW, THEREFORE, the first sentence of Section 2 of the Plan is hereby amended to read as follows:

            A1.   AMOUNT  OF  STOCK.  The  total  number  of  shares  of
      Common Stock to be subject to options granted pursuant to this Plan shall not exceed 512,000 shares.@

      This Amendment No. 1 to the 1995 Employee Stock Option Plan is adopted by the Board of Directors of the Company effective as of the Adoption Date.